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                                                                   EXHIBIT 10.11

                           LEAPFROG ENTERPRISES, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN
                                    OFFERING

                 ADOPTED BY THE BOARD OF DIRECTORS: MAY 24, 2002

      In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the LeapFrog Enterprises, Inc., 2002 Employee Stock Purchase Plan.

1.    GRANT; OFFERING DATE.

      (a) The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document.

      (b) The first Offering hereunder (the "Initial Offering") shall begin on the date the Company's Class A Common Stock is first offered to the public under a registration statement declared effective under the Securities Act (the "IPO Date") and shall end on February 28, 2003, provided that February 28, 2003 is at least six (6) months after the IPO Date, unless terminated earlier as provided below. If February 28, 2003 is not at least six (6) months after the IPO Date, then the Initial Offering shall end on April 30, 2003, unless terminated earlier as provided below. After the Initial Offering, an Offering shall begin on the day after the last Purchase Date of the immediately preceding Offering. The first day of an Offering is that Offering's "Offering Date." Except as provided below, each Offering shall be approximately six (6) months in duration, with one
(1) Purchase Period which (except for the Initial Offering) shall be approximately six (6) months in length. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be. The Initial Offering shall consist of one (1) Purchase Period ending on February 28, 2003 or April 30, 2003, as applicable.

      (c) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

      (d) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Class A Common Stock remain available for issuance under the Plan in connection with the Offering.

      (e) If the Company's accountants advise the Company that the accounting treatment of purchases under the Plan has changed in a manner that the Company determines is detrimental to its best interests, then each Offering hereunder that is then ongoing shall terminate as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering.

2.    ELIGIBLE EMPLOYEES.


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      (a)   Each Eligible Employee who, on the Offering Date of an Offering
hereunder, is (i) an employee of the Company; (ii) an employee of a Subsidiary incorporated in the United States; or (iii) an employee of a Subsidiary that is not incorporated in the United States, provided that the Board or Committee has designated the employees of such Subsidiary as eligible to participate in the Offering, shall be granted a Purchase Right on the Offering Date of such Offering.


      (b) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering:

            (i) part-time or seasonal Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less;

            (ii) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 6(c) of the Plan; or

            (iii) Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.

      (c) Notwithstanding the foregoing, each person who first becomes an Eligible Employee during an Offering shall not be able to participate in such Offering.

3.    PURCHASE RIGHTS.

      (a) Subject to the limitations herein and in the Plan, a Participant's Purchase Right shall permit the purchase of the number of shares of Class A Common Stock purchasable with up to twenty percent (20%) of such Participant's Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than twenty percent (20%) of such Participant's Earnings applied to purchase shares of Class A Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.

      (b) For Offerings hereunder, "Earnings" means the base compensation paid to a Participant, including all salary, wages (including amounts elected to be deferred by the Participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding all overtime pay, commissions, bonuses, and other remuneration paid directly to such Participant, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Related Corporation under any employee benefit plan, and similar items of compensation.

      (c) Notwithstanding the foregoing, the maximum number of shares of Class A Common Stock that a Participant may purchase on any Purchase Date in an Offering shall be


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such number of shares as has a Fair Market Value (determined as of the Offering
Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Class A Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.

      (d) The maximum aggregate number of shares of Class A Common Stock available to be purchased by all Participants under an Offering shall be the number of shares of Class A Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Class A Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

      (e) Notwithstanding the foregoing, the maximum amount of Earnings that an Eligible Employee may contribute during any Purchase Period shall not exceed Six Thousand Dollars ($6,000).

      (f) Notwithstanding the foregoing, the maximum number of shares of Class A Common Stock that an Eligible Employee may purchase on any Purchase Date during any Offering shall not exceed Two Thousand (2,000) shares.

4.    PURCHASE PRICE.

      The purchase price of shares of Class A Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Class A Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such shares of Class A Common Stock on the applicable Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the Fair Market Value of the shares of Class A Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company's initial public offering as specified in the final prospectus for that initial public offering.

5.    PARTICIPATION.

      (a) An Eligible Employee may elect to participate in an Offering on the Offering Date. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given


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Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of twenty percent (20%). Except as provided in paragraph (e) below with respect to the Initial Offering, Contributions may be made only by way of payroll deductions.

      (b) A Participant may not increase his or her participation level during a Purchase Period. A Participant may decrease (including a decrease to zero percent (0%)) his or her participation level only once during a Purchase Period. Any such decrease in participation level shall be made by delivering a notice to the Company or a designated Subsidiary in such form as the Company provides prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the next Purchase Date of the Purchase Period for which it is to be effective.

      (c) A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Class A Common Stock for the Participant on any prior Purchase Date) without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Subsidiary in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

      (d) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the Offering has been filed by the Company and has become effective.

      (e) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, with respect to the Initial Offering only, each Eligible Employee who is employed on the IPO Date automatically shall be enrolled in the Initial Offering, with a Purchase Right to purchase up to the number of shares of Class A Common Stock that are purchasable with 20% of the Eligible Employee's Earnings, subject to the limitations set forth in Section 3(c)-(f) above. Following the filing of an effective registration statement pursuant to a Form S-8, such Eligible Employee shall be provided a certain period of time, as determined by the Company in its sole discretion, within which to elect to authorize payroll deductions for the purchase of shares during the Initial Offering (which may be for a percentage that is less than 20% of the Eligible Employee's Earnings). If such Eligible Employee elects not to authorize such payroll deductions, the Eligible Employee instead may purchase shares of Class A Common Stock under the Plan by delivering a single cash payment for the purchase of such shares to the Company or a designated Subsidiary prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the Purchase Date under the Initial Offering. If an Eligible Employee neither elects to authorize payroll deductions nor chooses to make a cash payment in accordance with the foregoing sentence, then the Eligible Employee shall not purchase any shares of Class A Common Stock


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during the Initial Offering. After the end of the Initial Offering, in order to participate in any subsequent Offerings, an Eligible Employee must enroll and authorize payroll deductions prior to the commencement of the Offering, in accordance with paragraph (a) above; provided, however, that once an Eligible Employee enrolls in an Offering and authorizes payroll deductions (including in connection with the Initial Offering), the Eligible Employee automatically shall be enrolled for all subsequent Offerings until he or she elects to withdraw from an Offering pursuant to paragraph (c) above or terminates his or her participation in the Plan.

6.    PURCHASES.

      Subject to the limitations contained herein, on each Purchase Date, each Participant's Contributions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.

7.    NOTICES AND AGREEMENTS.

      Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8.    EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

      The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

9.    OFFERING SUBJECT TO PLAN.

      Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.


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